EXHIBIT 10.6

[FIRST UNION LOGO]

                                 LOAN AGREEMENT


First Union National Bank of Virginia
201 South Jefferson Street
Roanoke, Virginia 24011
(Hereinafter referred to as the "Bank")

Optical Cable Corporation, a Virginia Corporation
5290 Concourse Drive
Roanoke, Virginia 24019
(Individually and collectively "Borrower")

This Loan Agreement ("Agreement") is entered into April 25, 1997, by and between Bank and Borrower.

Borrower has applied to Bank for a loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes (whether one or more, the "Note") as follows:

Line of Credit - in the principal amount of $10,000,000.00 which is evidenced by the Promissory Note of even date herewith ("Line of Credit Note 1"), under which Borrower may borrow, repay, and reborrow, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount. The Loan proceeds are to be used by Borrower solely to provide funding for mergers, acquisitions and/or joint ventures of entities in a business related to that of Borrower. Upon consummation of any of the above, Borrower will provide Bank proforma financial statements on the resulting entity with detail satisfactory to Bank. Bank's obligation to advance or readvance under the Line of Credit Note 1 shall terminate if a default in the payment of the Obligations occurs or the Borrower is in Default (as defined in the Loan Documents) under any Loan Document, or in any event, on February 28, 1998 unless renewed or extended by Bank in writing upon such terms then satisfactory to Bank.

Line of Credit - in the principal amount of $5,000,000.00 which is evidenced by the Promissory Note of even date herewith ("Line of Credit Note 2"), under which Borrower may borrow, repay, and reborrow, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount. The Loan proceeds are to be used by Borrower solely for working capital and general corporate expenses. Bank's obligation to advance or readvance under the Line of Credit Note 2 shall terminate if a default in the payment of the Obligations occurs or the Borrower is in Default (as defined in the Loan Documents) under any Loan Document, or in any event, on February 28, 1998 unless renewed or extended by Bank in writing upon such terms then satisfactory to Bank.

This Agreement also amends and restates in its entirety that certain Loan Agreement dated March 13, 1996 and applies to govern all of the loans thereby.

This Agreement applies to the Loan and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. The term "Borrower" shall include its Subsidiaries and Affiliates. As used in this Agreement as to Borrower, "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower. As to Borrower, "Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein.


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Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: ACCURATE INFORMATION. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. AUTHORIZATION; NON-CONTRAVENTION. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantors and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. ASSET OWNERSHIP. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. DISCHARGE OF LIENS AND TAXES. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. SUFFICIENCY OF CAPITAL. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Loan, will not be, insolvent within the meaning of 11 U.S.C. ss. 101(32). COMPLIANCE WITH LAWS. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. ss. 3617, et seq.) or narcotics (including 21 U.S.C.ss. 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. ORGANIZATION AND AUTHORITY. Each corporate or limited liability company Borrower and any guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporate or limited liability company Borrower and any guarantor, if any, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. NO LITIGATION. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing.



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AFFIRMATIVE COVENANTS.  Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: BUSINESS CONTINUITY. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. MAINTAIN PROPERTIES. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. ACCESS TO BOOKS & RECORDS. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. INSURANCE. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. NOTICES. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's
structure.   COMPLIANCE  WITH  OTHER  AGREEMENTS.  Comply  with  all  terms  and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the Note. PAYMENT OF DEBTS. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. REPORTS AND PROXIES. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority. OTHER FINANCIAL INFORMATION. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. ESTOPPEL CERTIFICATE. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. CHANGE OF CONTROL. Ensure that Robert Kopstein maintains at least a 51% ownership interest in Borrower. LIFE INSURANCE. Maintain no less than $2.0 million of life insurance on Robert Kopstein.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: NONPAYMENT; NONPERFORMANCE. Fail to pay or perform the Obligations or Default (as defined in the Loan Documents) under any of the Loan Documents. CROSS DEFAULT. Default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "debtor" therein shall be substituted by the term "BORROWER" herein; "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower), any general partner of or the holder(s) of the majority ownership interests of Borrower with Bank or its affiliates; MATERIAL CAPITAL STRUCTURE OR BUSINESS ALTERATION. Materially alter the type or kind of Borrower's business or that of its Subsidiaries or Affiliates, if any; or suffer or permit the acquisition of substantially all of Borrower's business or assets, or a material portion (10% or more) of such business or assets if such a sale is outside Borrower's ordinary course of business, or more than 50% of its outstanding stock or voting power in a single transaction or a series of transactions; or acquire substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity; or enter into any merger or consolidation without prior written consent of Bank. DEFAULT ON OTHER


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CONTRACTS OR  OBLIGATIONS.  Default on any material  contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed in an amount in excess of $100,000.00. JUDGMENT ENTERED. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in an amount in excess of $50,000.00 and that is not discharged or execution is not stayed within Thirty (30) days of entry. GOVERNMENT INTERVENTION. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. PREPAYMENT OF OTHER DEBT. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so. RETIRE OR REPURCHASE CAPITAL STOCK. Retire or otherwise acquire any of its capital stock. ENCUMBRANCES. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; or (iv) Permitted Liens.

FINANCIAL COVENANTS. Borrower, on a consolidated basis, agrees to the following provisions from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: DEPOSIT RELATIONSHIP. Borrower shall maintain its primary depository account and cash management account with Bank.

ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 120 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated and consolidating basis and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower or its Subsidiaries, if any. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval.

PERIODIC FINANCIAL STATEMENTS. Borrower shall deliver to Bank unaudited management-prepared quarterly financial statements, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, as soon as available and in any event within 45 days after the close of each such period; all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. Such statements shall be certified as to their correctness by a principal financial officer of Borrower.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate.

CONDITIONS PRECEDENT. The obligations of Bank to make the Loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
ADDITIONAL DOCUMENTS. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.


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IN WITNESS WHEREOF,  Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal, AND THIS AGREEMENT IS DEEMED EFFECTIVE AS OF FEBRUARY 28, 1997.

                Optical Cable Corporation, a Virginia Corporation
                Taxpayer Identification Number: 54-1237042


CORPORATE             By: /s/ Robert Kopstein
SEAL                      --------------------------------
                          Robert Kopstein, President




                      First Union National Bank of Virginia


CORPORATE             By: /s/ William C. Moses
SEAL                      ---------------------------------
                      Title:    Vice President





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